EXHIBIT 99.1

( BW)(CA-PACER-INTL)(PACR) Pacer International Reports 1st Quarter Net Income Up 21.3 Percent

Business, Logistics and Transportation Editors

CONCORD, Calif.—(BUSINESS WIRE)—May 10, 2005—Pacer International, Inc. (Nasdaq:PACR), the non-asset based North American third-party logistics and freight transportation provider, today reported financial results for the three months ended April 8, 2005.

For the quarter ended April 8, 2005, net income increased to $11.4 million from $9.4 million earned in the same quarter of 2004, a gain of 21.3 percent. Diluted earnings per share increased to $0.30 from $0.25, up 20.0 percent, and revenues increased $42.6 million, or 10.2 percent.

The company generated $6.6 million of cash flow from operations in the first quarter of 2005 and paid down $15.0 million of debt. Interest expense in the 2005 quarter decreased 11.1 percent to $2.4 million from $2.7 million in the same quarter of 2004. This was due to reduced debt levels.

“Our first quarter 2005 financial performance was the best we have had in a first quarter during the last five years,” said Don Orris, Chairman and Chief Executive Officer. “This reflects operating improvements in both our retail and wholesale segments despite a January rail embargo of Southern California locations due to severe weather, and continuing rail service issues.”

CONFERENCE CALL TODAY — Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 5:00 p.m. Eastern Time today (Tuesday, May 10). To participate, please call five minutes early by dialing (888) 428-4473 (in USA) and ask for “Pacer First Quarter Earnings Call.” International callers can dial (612) 332-0335.

Alternatively, an audio-only, simultaneous Web cast of the live conference call can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com. For persons unable to participate in either the conference call or the Web cast, a digitized replay will be available from May 10 at 10:15 p.m. Eastern Time to May 24 at 11:59 p.m. Eastern Time. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), using access code 778358. Alternatively, a replay can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com.

ABOUT PACER INTERNATIONAL— Pacer International, a leading non-asset based North American third-party logistics and freight transportation provider, offers a broad array of logistics and other services through its subsidiaries and divisions to facilitate the movement of freight from origin to destination. Its wholesale services include Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and cartage (local trucking) services, and its retail services include intermodal marketing, truck brokerage, truck services, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its business units Pacer Stacktrain and Pacer Global Logistics are headquartered in Concord, California, and in Dublin, Ohio, respectively. Web sites: www.pacer-international.com, www.pacerstack.com, and www.pacerglobal.com.

CERTAIN FORWARD-LOOKING STATEMENTS — This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company’s current expectations and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the general economic and business conditions; congestion, work stoppages, capacity shortages or weather related issues and service disruptions affecting our rail and motor transportation providers; industry trends, including changes in the costs of services from rail and motor transportation providers; changes in our business strategy, development plans or cost savings plans; the loss of one or more of our major customers; competition; availability of qualified personnel; the frequency or severity of accidents, particularly involving our trucking operations; changes in, or the failure to comply with, government regulations; changes in interest rates; difficulties in maintaining or enhancing our information technology systems; our ability to integrate acquired businesses; terrorism and acts of war; and increases in our leverage. Additional information about these and other factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including those set forth in the company’s annual report on Form 10-K for the year ended December 31, 2004 filed with the SEC on March 14, 2005. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

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Note to editors: Issued by Steve Potash and Company, tel.

510/865-0800, or steve@potashco.com

CONTACT:    Pacer International

Larry Yarberry, 925-887-1577 (CFO)

Cell:    925-890-9245

lyarberry@pacerintl.com

Pacer International, Inc.

Consolidated Balance Sheet

($ millions)

April 8, 2005
(Unaudited)
Assets
Current assets
Cash and cash equivalents	$—
Accounts receivable,net	225.4
Prepaid expenses and other	11.1
Deferred income taxes	4.1

Total current assets	240.6

Property and equipment
Property, plant & equipment at cost	101.9
Accumulated depreciation	(53.9)

Property and equipment, net	48.0

Other assets
Intangible assets, net	288.3
Deferred income taxes	9.8
Other assets	17.0

Total other assets	315.1

Total assets	$603.7

Liabilities & Equity
Current liabilities
Current maturities of long-term debt and capital leases	$—
Book overdraft	27.0
Accounts payable and accrued liabilities	158.6

Total current liabilities	185.6

Long-term liabilities
Long-term debt and capital leases	139.0
Other	2.3

Total long-term liabilities	141.3

Stockholders’ equity
Common stock	0.4
Paid In capital	276.3
Other	(0.1)
Retained earnings	0.4
Accumulated other comprehensive loss	(0.2)

Total stockholders’ equity	276.8

Total liabilities and equity	$603.7

Pacer International, Inc.

Unaudited Consolidated Statement of Cash Flows

($ in millions)	1st Quarter 2005
Cash Flows from Operating Activities
Net income	$11.4
Adjustments to net income

Depreciation	1.8
Deferred income taxes	1.7
Change in receivables	6.7
Change in other current assets	(7.6)
Change in current liabilities	(7.3)
Other	(0.1)

Net cash provided by operating activities	6.6

Cash Flows from Investing Activities
Capital expenditures	(0.8)
Proceeds from sales of property and equipment	—

Net cash used for investing activities	(0.8)

Cash Flows from Financing Activities
Book overdraft	8.4
Proceeds from issuance of common stock	0.7
Debt, revolver, net and capital lease payments	(15.0)

Net cash used for financing activities	(5.9)

Effect of exchange rate changes on cash	0.1

Net change in cash and cash equivalents	—
Cash at beginning of period	—

Cash at end of period	$—

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions)

	1st Quarter 2005
	Wholesale	Retail	Corp./Elim.	Consolidated
	GAAP
Revenues	$263.2	$235.3	$(38.4)	$460.1

Cost of purchased transportation	190.6	205.1	(38.4)	357.3
Direct operating expenses	30.8	—		30.8
Selling, general & admin. expenses	17.9	27.0	4.1	49.0
Depreciation expense	1.0	0.8		1.8

Income from operations	22.9	2.4	(4.1)	21.2

Interest expense				2.4

Income before income taxes				18.8

Income tax				7.4

Net income				$11.4

Diluted Earnings Per Share				$0.30

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions, except per share amounts)

	1st Quarter
	2005	2004	Variance	%
	GAAP
Segments

Revenues
Wholesale	263.2	238.2	25.0	10.5%
Retail	235.3	210.3	25.0	11.9%
Cons. Entries	(38.4)	(31.0)	(7.4)	-23.9%

Total	460.1	417.5	42.6	10.2%

Income from Operations
Wholesale	22.9	19.0	3.9	20.5%
Retail	2.4	2.0	0.4	20.0%
Corporate	(4.1)	(3.0)	(1.1)	-36.7%

Total	21.2	18.0	3.2	17.8%

Net Income	11.4	9.4	2.0	21.3%
Diluted Earnings per Share	$0.30	$0.25	$0.05	20.0%